Exhibit 99.2

La Rosa Holdings Corp. Announces Receipt of Nasdaq Deficiency Notice and Subsequent Regaining of Compliance

Company’s filing of second quarter 2026 Form 10-Q satisfied Nasdaq periodic filing requirement; matter is now closed

Celebration, FL – August 24, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today announced that it received a notification letter from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) on August 21, 2026, regarding the Company’s compliance with Nasdaq Listing Rule 5250(c)(1), and subsequently received notification from Nasdaq confirming that the Company has regained compliance with the Rule on August 24, 2026.

On August 21, 2026, Nasdaq Staff notified the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (“SEC”), as a result of the Company’s delayed filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2026.

The Company filed its Form 10-Q for the period ended June 30, 2026 with the SEC on August 21, 2026. Following the filing, Nasdaq Staff notified the Company on August 24, 2026 that it had determined that the Company is now in compliance with Nasdaq Listing Rule 5250(c)(1).

Accordingly, Nasdaq has advised the Company that the matter is now closed.

“We are pleased to have quickly resolved this matter and regained compliance with Nasdaq’s periodic filing requirements,” said Joe La Rosa, Chief Executive Officer of La Rosa Holdings Corp. “With this matter now resolved, our focus remains on executing our business strategy, improving operating performance and evaluating opportunities designed to strengthen the Company and create value for our shareholders.”

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with tools designed to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 23 corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include, but not limited to, statements regarding the Company’s ability to grow its business, the strategic review process and potential outcomes thereof, our ability to maintain compliance with Nasdaq, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” “strategic alternatives” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to identify and consummate strategic transactions on favorable terms or at all, to satisfy closing conditions of financing facilities and the timing and use of proceeds thereof, to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the National Association of Realtors' landmark settlement on our business operations, and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any obligation to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com